As filed with the Securities and Exchange Commission on November 12, 2013

Registration No. 333-189244

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delanco Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	6035	80-0943940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

615 Burlington Avenue

Delanco, New Jersey 08075

(856) 461-0611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Igo

Chairman, President and Chief Executive Officer

Delanco Bancorp, Inc.

615 Burlington Avenue

Delanco, New Jersey 08075

(856) 461-0611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esquire

Joseph J. Bradley, Esquire

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Sale to the Public Concluded on October 16, 2013

This Post-Effective Amendment No. 1 is filed to deregister $2,552,200 of shares of the $0.01 par value common stock (the “Common Stock”) of Delanco Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the prospectus, dated August 9, 2013, as supplemented by the prospectus supplement, dated September 27, 2013 (the “Prospectus”). The remaining $7,564,128 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) $4,203,384 of shares were sold in the subscription and community offering; and (2) $3,360,744 of shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delanco, State of New Jersey on November 12, 2013.

Delanco Bancorp, Inc.

Date: November 12, 2013	By:	/s/ James E. Igo
James E. Igo
Chairman, President and CEO